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                                                                   EXHIBIT 23-1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated August 24, 1998 on the Apex Machine Tool Company, Inc.'s financial statements for the year ended December 31, 1996 and the period ended June 29, 1998 and to all references to our Firm in the following Registration Statements on Form S-8 of Edac Technologies Corporation: 1991 Stock Option Plan (File #33-48505), 1996 Stock Option Plan (File #333-24857) and the Robert Whitty Stock Option Plan (File #333-18109).






                                                          /s/Arthur Andersen LLP



Hartford, Connecticut
September 11, 1998